Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                            GENERAL CABLE CORPORATION
-------------------------------------------------------------------------------
	                 (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                           GENERAL CABLE CORPORATION
                               4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY 41076
                           TELEPHONE (859) 572-8000


Dear Shareholder:

         You are cordially invited to attend the 2005 Annual Meeting of Shareholders which will be held at 10:00 a.m., local time, Tuesday, May 10, 2005, at 4 Tesseneer Drive, Highland Heights, Kentucky.

         You will find enclosed a notice of our 2005 Annual Meeting that identifies the three proposals for shareholder action. We encourage you to read the Proxy Statement carefully.

         As you will note from the enclosed proxy material, the Board of Directors recommends that you vote FOR each of the proposals set forth in the Proxy Statement.

                                          Sincerely,


                                          /s/ Gregory B. Kenny
                                          GREGORY B. KENNY
                                          President and Chief Executive Officer

March 28, 2005

 ------------------------------------------------------------------------------
| YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY THE INTERNET OR TELEPHONE OR BY | | SIGNING AND RETURNING THE PROXY CARD. PLEASE FOLLOW THE INSTRUCTIONS ON THE |
| PROXY CARD FOR THE VOTING METHOD YOU SELECT.                                 |
 ------------------------------------------------------------------------------

                         General Cable Corporation
                              4 Tesseneer Drive
                      Highland Heights, Kentucky 41076
                          Telephone (859) 572-8000

               NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

         The 2005 Annual Meeting of Shareholders of General Cable Corporation ("General Cable") will be held on Tuesday, May 10, 2005, at 10:00 a.m., local time, at 4 Tesseneer Drive, Highland Heights, Kentucky, to consider and act upon the following proposals:

1.	Election of two directors;

2.	Ratification of the appointment of Deloitte & Touche LLP,
      independent registered public accountants, to audit General
      Cable's 2005 consolidated financial statements and internal control over financial reporting;

3.	Approval of General Cable Corporation 2005 Stock Incentive Plan;
      and

4. 	Such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on March 11, 2005, are entitled to notice of and to vote at the meeting.

                                 By Order of the Board of Directors,


                                 Robert J. Siverd
                                 Secretary


March 28, 2005

                               PROXY STATEMENT
                              TABLE OF CONTENTS


VOTING PROCEDURES...........................................................1
ELECTION OF DIRECTORS (Proposal 1)..........................................2
Nominees for Director.......................................................2
The Board, its Committees and Meetings......................................5
REPORT OF AUDIT COMMITTEE...................................................7
BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT...............................10
TRANSACTIONS WITH THE COMPANY..............................................11
SIGNIFICANT SHAREHOLDERS...................................................12
EXECUTIVE COMPENSATION.....................................................13
OPTION INFORMATION.........................................................15
REPORT OF COMPENSATION COMMITTEE...........................................18
STOCK PRICE PERFORMANCE GRAPH..............................................21
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT GENERAL
  CABLE'S 2005 CONSOLIDATED FINANCIAL STATEMENTS AND INTERNAL CONTROL
  OVER FINANCIAL REPORTING (Proposal 2)....................................22
APPROVAL OF GENERAL CABLE CORPORATION 2005 STOCK INCENTIVE PLAN
  (Proposal 3).............................................................23
OTHER INFORMATION..........................................................32
APPENDIX A -- GENERAL CABLE AUDIT COMMITTEE CHARTER.......................A-1
APPENDIX B -- GENERAL CABLE CORPORATION 2005 STOCK INCENTIVE PLAN.........B-1

                               PROXY STATEMENT

         The Board of Directors of General Cable Corporation ("General Cable" or the "Company") is providing this Proxy Statement for the solicitation of proxies from holders of outstanding common stock for the 2005 Annual Meeting of Shareholders ("Annual Meeting") on May 10, 2005, and at any adjournment of the meeting. The principal executive offices of General Cable are located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076. General Cable is mailing this Proxy Statement, proxy form, and General Cable's Annual Report to Shareholders for 2004 to all shareholders entitled to receive notice and to vote at the Annual Meeting beginning on or about April 15, 2005.

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

         Whether or not you plan to attend our Annual Meeting, please take the time to vote either by the Internet or telephone using the instructions on the proxy card or by completing and mailing the enclosed proxy card as soon as possible. If you decide to vote using the proxy card, you must sign, date and mail it and indicate how you want to vote. If you do not so indicate, your proxy will be voted as recommended by the Board of Directors.

RECORD DATE

         Holders of record of General Cable common stock, par value $0.01 per share, at the close of business on March 11, 2005 (the "Record Date" will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments. At the Record Date, 39,408,419 shares of common stock were issued and outstanding.

HOW TO REVOKE YOUR PROXY

         If you later wish to revoke your proxy, you may do so by (1) sending a written statement to that effect to the Secretary of General Cable at the above address; (2) submitting a properly signed proxy having a later date; (3) making an oral revocation by telephone using the telephone voting instructions on the proxy card; or (4) voting in person at the Annual Meeting.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

     * NUMBER OF SHARES OUTSTANDING. At the close of business on the Record Date, there were 39,408,419 shares of common stock outstanding and entitled to vote at the Annual
         Meeting.

     * VOTE PER SHARE. You are entitled to one vote per share on matters presented at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

     * QUORUM. A majority of outstanding shares, present or represented by proxy, makes a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for purposes of determining a quorum.

     * VOTE REQUIRED. The following is an explanation of the vote required for each of the three items to be voted on at the Annual Meeting:

PROPOSAL 1 ELECTION OF DIRECTORS

         The nominees receiving the highest number of votes will be elected. If you do not wish your shares to be voted for a nominee, you may withhold votes using the telephone voting instructions on the proxy card or you may withhold votes by indicating in the space provided on the proxy card.

PROPOSAL 2  RATIFICATION OF APPOINTMENT OF AUDITORS

         The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 2.

PROPOSAL 3 APPROVAL OF GENERAL CABLE CORPORATION 2005 STOCK INCENTIVE PLAN

	The affirmative vote of a majority of shares present in person or by proxy is required for approval of Proposal 3.

	Abstentions will have the effect of a vote against Proposals 2 and 3. Member firms of the New York Stock Exchange ("NYSE") have authority to vote on Proposals 1 and 2 as routine items and need not decline to vote in the absence of a voting directive from a shareholder. Under NYSE rules, member firms may not vote on Proposal 3 absent a voting directive from a shareholder. Broker non-votes will not affect the outcome of the vote on Proposal 3, unless the votes otherwise cast constitute less than 50% of all shares entitled to vote on the proposal.

DISCRETIONARY VOTING POWER

         The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. In addition, on matters raised at the Annual Meeting that are not covered by this Proxy Statement, the persons named in the proxy card will have full discretionary authority to vote unless a shareholder has followed the advance notice procedures discussed below under "Nominees for Director." If any nominee for election as a director becomes unable to accept nomination or election, which we do not anticipate, the persons named in the proxy will vote for the election of another person recommended by the Board.

                             ELECTION OF DIRECTORS

                                  (Proposal 1)

NOMINEES FOR DIRECTOR

         Two directors will be elected at the 2005 Annual Meeting.

         Under General Cable's Certificate of Incorporation, the Board is divided into three classes of Directors serving staggered three-year terms. Each class is to be as nearly equal in number as reasonably possible. Terms of office for Directors were set up so that the initial term of office of the Class I directors expired at the 1998 annual meeting; the initial term of Class II directors expired at the 1999 annual meeting; and the initial term of Class III directors expired at the 2000 annual meeting. This year, at the 2005 Annual Meeting, the term of the Class II directors expires. There are currently two Class II directors.

Directors elected to succeed directors whose terms have expired have a term of office lasting three years and until their successors are elected.

	Set forth below is certain information relating to the persons who were nominated by the Board of Directors on January 26, 2005, for reelection as Class II directors at the Annual Meeting. Also set forth below is information about Class I and Class III continuing directors. The information is based on data furnished to General Cable by the individual directors. The new term of office for each nominee runs from the 2005 Annual Meeting until the Annual Meeting of Shareholders to be held in 2008 and until his successor shall have been elected and qualified.


         CLASS II DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING
         -------------------------------------------------------------

[PHOTO]                        Mr. Kenny has served as President and Chief
                               Executive Officer of General Cable since
Gregory B. Kenny               August 2001.  He was President and Chief
Age 52                         Operating Officer of General Cable from May
Director since 1997            1999 to August 2001.  From March 1997 to May
President and Chief Executive  1999, he was Executive Vice President and
Officer of General Cable       Chief Operating Officer of General Cable.
                               June 1994 to March 1997, he was Executive
                               Vice President of the subsidiary of General
                               Cable which was General Cable's immediate predecessor. He is also a Director of Corn
                               Products International, Inc. (NYSE: CPO) and
                               IDEX Corporation (NYSE: IEX).

[PHOTO]                        Mr. Smialek is a private investor and
                               consultant.  He was President and Chief
Robert L. Smialek              Executive Officer of Applied Innovation Inc.
Age 61                         (NASDAQ: AINN) from July 2000 to August 2002.
Director since 1998            From May 1993 to July 1999 he served as
Chairman of the Compensation   President and Chief Executive Officer of the
Committee, Member of the Audit Insilco Corporation.  Prior to 1993,
Committee and Corporate        Mr. Smialek served as the Group President and
Governance Committee           Chief Operating Officer of the Temperature and
                               Appliance Controls Group of Siebe, plc. He was Group Vice President for the Tracor
                               Instruments Group from 1988 to 1990. For the prior 19 years, Mr. Smialek worked for the General Electric Company in various operations management positions.

                           CLASS I CONTINUING DIRECTOR
                           ---------------------------

[PHOTO]                        Mr. Welsh is currently President of Avalon
                               Capital Partners, LLC, an investment firm
John E. Welsh, III             focused on private equity and venture capital
Age 54                         investments.  From October 2000 to December
Director since 1997            2002, he was a Managing Director of CIP
Nonexecutive Chairman          Management LLC, the management company for
of the Board and Member of     Continuation Investments Group Inc. From
the Audit Committee,           November 1992 to December 1999, he served as
Compensation Committee and     Managing Director and Vice-Chairman of the
the Corporate Governance       Board of Directors of SkyTel Communications,
Committee                      Inc. and as a Director of the company from
                               September 1992 until December 1999.  Prior to
                               1992, Mr. Welsh was a Managing Director in the
                               Investment Banking Division of Prudential
                               Securities, Inc.

                          CLASS III CONTINUING DIRECTORS
                          ------------------------------

[PHOTO]                        Mr. Lawton has been President and Chief
                               Executive Officer of JohnsonDiversey, Inc.
Gregory E. Lawton              since October 2000.  From January 1999 until
Age 53                         September 2000, he was President and Chief
Director since 1998            Operating Officer of Johnson Wax
Chairman of the Corporate      Professional.  Prior to joining Johnson Wax,
Governance Committee and       Mr. Lawton was President of NuTone Inc., a
Member of the Audit            subsidiary of Williams plc based in
Committee and Compensation     Cincinnati, Ohio, from 1994 to 1998.  From
Committee                      1989 to 1994, Mr. Lawton served with Procter &
                               Gamble (NYSE: PG) where he was Vice President and General Manager of several consumer product groups. Mr. Lawton is a Director of Johnson
                               Outdoor Inc. (NASDAQ: JOUT).

[PHOTO]                        Mr. Omtvedt has been Senior Vice President
                               and Chief Financial Officer of Fortune
Craig P. Omtvedt               Brands, Inc. (NYSE: FO) since 2000.
Age 55                         Previously, he held positions with Fortune
Director since 2004            Brands as Senior Vice President and Chief
Chairman of the Audit          Accounting Officer from 1998 to 1999; Vice
Committee and Member of        President and Chief Accounting Officer from
the Corporate Governance       1997 to 1998; Vice President, Deputy
and Compensation Committees    Controller and Chief Internal Auditor from
                               1996 to 1997; Deputy Controller from 1992 to
                               1996; and Director of Audit from 1989 to 1992. Before joining Fortune Brands, Mr.
                               Omtvedt worked for Pillsbury Company in
                               Minneapolis, Minnesota from 1985 to 1989 in various audit and controller roles.

THE BOARD, ITS COMMITTEES AND MEETINGS

         The General Cable Board of Directors meets regularly during the year. In 2004, the Board of Directors held six regular meetings and one special meeting. The Board expects directors to attend the Annual Meeting and in 2004, all directors attended the Annual Meeting. The Board currently has five members and there is one vacant seat as a result of a resignation. The Board has determined that Messrs. Lawton, Omtvedt, Smialek and Welsh, who are not employees of the Company, are independent under the rules issued by the NYSE. General Cable has three standing Committees, which are the Audit Committee, the Compensation Committee, and the Corporate Governance Committee which meet regularly. In 2004, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he served.

	The Board generally will have six regularly scheduled meetings a year for the non-management directors without management present. These sessions usually take place around regularly scheduled Board meetings. The Nonexecutive Chairman will preside at such meetings. The non-management directors also may meet without management present at other times as are determined by the Nonexecutive Chairman.

         Shareholders may communicate with the Board, including the Nonexecutive Chairman and the independent directors on matters of interest. The Company has established a special email address and telephone number for these communications which are posted on the Company's website (www.generalcable.com) via the Investor Information page. Shareholders may also contact the directors anonymously. Communications to these directors initially will be reviewed by the Secretary and routed to the Chairman or a Board Committee as appropriate.

         The current fee schedule for General Cable directors, paid only to directors who are not officers or employees of General Cable, is as follows: annual retainer fee of $85,000, payable at least one-half in common stock of General Cable (which must be deferred into the Company's Deferred Compensation

Plan) and up to one-half in cash (which may be deferred into the Company's Deferred Compensation Plan). The Chairman of the Audit Committee also will receive an annual retainer fee of $10,000 in cash. Outside directors are reimbursed for related out-of-pocket expenses for attendance at board and committee meetings. In order to be eligible to receive the retainer, a director must have attended at least 75% of the board meetings in the prior year, unless attendance was excused by the Chairman.

         Each outside director is eligible to receive an annual grant of 2,500 options to acquire General Cable common stock at the stock's fair market value when granted. These options generally vest over three years. In January 2005, the Compensation Committee awarded each outside director 2,500 options on common stock as part of their compensation for services.

	In addition, John E. Welsh, III, who has served as Nonexecutive Chairman of the Board since August 2001, is entitled to annual compensation for his services as Chairman. This additional compensation is equal to the amount paid to non-employee directors for regular director service. As part of his compensation, the Compensation Committee in January 2005 also awarded
Mr. Welsh 2,500 options on General Cable common stock.

         Shares of common stock issued to pay director retainer fees and awards are drawn from the 1997 Stock Incentive Plan. If stockholders approve the General Cable Corporation 2005 Stock Incentive Plan (see Proposal 3), all future issuances and awards will be drawn from the shareholder-approved 2005 Stock Incentive Plan.

         The membership and functions and other relevant information relating to each committee are described below:

         Audit Committee: Consists of Craig P. Omtvedt (Chairman), Gregory E. Lawton, Robert L. Smialek and John E. Welsh, III, who are independent under the rules of the NYSE. The Committee assists in Board oversight of the integrity of the Company's financial statements, the Company's compliance with legal requirements and performance of the Company's internal audit functions and independent auditors. This Committee also determines the public accounting firm that General Cable retains as its independent auditor. None of the members of the Committee are officers or employees of General Cable. The
Audit Committee met eight times in 2004. The Board of Directors has determined that each of the members of the Committee named above is an Audit Committee financial expert under rules of the Securities and Exchange Commission ("SEC").

	The Audit Committee has adopted formal preapproval policies and procedures relating to the services provided by its independent auditor consistent with requirements of the SEC Rules. Under the Company's preapproval policy, all audit and permissible non-audit services provided by the independent auditors must be preapproved. The Audit Committee will generally preapprove a list of specific services and categories of services, including audit, audit-related and other services, for the upcoming or current fiscal year. Any services that are not included in the approved list of services must be separately preapproved by the Audit Committee. The Committee delegates to the Chairman the authority to approve permitted audit and non-audit services to be provided by the independent auditor between Committee meetings for the sake of efficiency. The Committee Chairman reports any such interim preapproval at the next meeting of the Committee.

                       REPORT OF THE AUDIT COMMITTEE

         General Cable's Audit Committee is furnishing the following report under the rules of SEC:

         The Audit Committee provides oversight relating to the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee Charter is also posted on the Company's website and is accessible via the Investor Information page. The Audit Committee reviews its Charter annually.

        The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for calendar 2004, the Audit Committee:

     * Reviewed and discussed the audited financial statements for the year ended December 31, 2004, with management and Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (together, the "Deloitte Entities"), the Company's independent auditors;

     * Discussed with the Deloitte Entities the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

     * Received written disclosures and the letter from the Deloitte Entities regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Deloitte Entities their independence; and

     * Exercised oversight in other areas relating to the financial reporting and audit process that the Committee determined appropriate, including the Company's compliance program relating to
        Section 404 of the Sarbanes-Oxley Act and the Company's risk assessment and risk management programs.

	  Based on the Audit Committee's review of the audited financial statements and discussions with management and the Deloitte Entities, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

							Audit Committee:
							Craig P. Omtvedt, Chairman
							Gregory E. Lawton
							Robert L. Smialek
							John E. Welsh, III

        COMPENSATION COMMITTEE: Consists of Robert L. Smialek (Chairman), Gregory E. Lawton, Craig P. Omtvedt, and John E. Welsh, III. The Compensation Committee reviews and acts on General Cable's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also determines the compensation of the Chief Executive Officer and other executive officers. None of the members are officers or employees of General Cable; all are independent under the rules of the NYSE. The Compensation Committee's charter is posted on the Company's website via the Investor Information page. The Compensation Committee met three times in 2004.

        CORPORATE GOVERNANCE COMMITTEE: Consists of Gregory E. Lawton (Chairman), Craig P. Omtvedt, Robert L. Smialek and John E. Welsh, III. The Corporate Governance Committee considers and recommends nominees for election as directors, appropriate director compensation, and the membership and responsibilities of Board committees. It also conducts, in conjunction with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer and sets performance objectives for the CEO. The Corporate Governance Committee also reviews management development and succession policies and practices. A copy of the Corporate Governance Committee's charter is available on the Company's website via the Investor Information page. None of the members of the Corporate Governance Committee are officers or employees of General Cable; all are independent under the rules of the NYSE. The Corporate Governance Committee met four times in 2004.

	The Corporate Governance Committee as noted is responsible for considering and recommending nominees for election as director. In carrying out its duties, the Corporate Governance Committee engages third-party search firms to assist in identifying and assessing qualifications of director candidates. Director qualifications and related responsibilities are set forth in the Company's own Corporate Governance Principles and Guidelines. Under these Guidelines, the Corporate Governance Committee expects that directors of the Company should possess the highest personal and professional values, ethics, and integrity and should be committed to represent and advance the long-term interests of the Company's shareholders. Directors must have an inquisitive and objective perspective, practical experience and maturity of judgment. General Cable aims to have a Board representing diverse experience in business, finance, technology, and other disciplines relevant to the Company's business activities.

	Directors of our Company are also expected to attend all scheduled Board and committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities that would adversely affect their ability to fulfill their duties and responsibilities as directors. Further, directors who also serve as CEO or in equivalent positions should not serve on more than two boards of public companies in addition to the General Cable Board, and other directors should not serve on more than four other boards of public companies. Current positions in excess of those limits may be maintained unless the Board determines that doing so would impair the director's service on the Company's Board. Lastly, the Board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach retirement age. The Board does believe that 70 is an appropriate retirement age for outside directors. However, the Board will utilize its own self-evaluation process as an important determinant of Board tenure.

	Each year, the Corporate Governance Committee recommends a slate of nominees to the Board which proposes nominees to the shareholders for election to the Board. In connection with its recommendations, the Corporate Governance Committee considers whether the director candidates have the requisite qualifications and skills that are identified above and the commitment and willingness to serve on the Board in accord with the Company's Corporate Governance Principles and Guidelines.

         The Corporate Governance Committee also will consider shareholder suggestions for nominees when submitted in accord with the provisions of our Bylaws. Under General Cable's Bylaws, shareholders may present any proposals for shareholder vote, including the election of directors, by following the advance notice procedure described below. Under this procedure, the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder. Shareholders will be given a reasonable opportunity at the Annual Meeting to nominate candidates for the office of director. The Bylaws require that a shareholder wishing to nominate a director candidate must first give the Secretary of General Cable a written nomination notice at least sixty (60) days before the date of the Annual Meeting.

         The nomination notice must set forth the following information as to each individual nominated:

     * The name, date of birth, business address and residence address of the individual;

     * The business experience during the past five years of the nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and additional information about the nature of his or her responsibilities and level of professional competence which permits an assessment of the candidate's prior business experience;

     * Whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

     * Any directorships held by the nominee in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or covered by Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and

     * Whether, in the last five years, the nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

         The nomination notice must also provide the following information about the person submitting the nomination notice and any person acting in concert with that person: (1) the name and business address of that person, (2) the name and address of that person as they appear in the Corporation's books, and
(3) the class and number of General Cable shares that are beneficially owned by that person. The nomination notice must include the nominee's signed written consent to being named in a proxy statement as a nominee and to serve as a director if elected. If the presiding officer at any shareholder's meeting determines that a nomination was not made in accord with these procedures, he or she will so declare to the meeting and the defective nomination will be disregarded.

         The Board of Directors recommends that shareholders vote FOR the election of the nominees for director.

                BENEFICIAL OWNERSHIP OF SHARES BY MANAGEMENT

         The following table sets forth information, as of March 1, 2005, concerning the beneficial ownership of General Cable's common stock by (i) each director and director nominee of General Cable; (ii) each executive officer of General Cable named in the Summary Compensation Table; and (iii) all directors and executive officers of General Cable as a group. This information is based on data furnished by the named persons. The beneficial owners of common stock listed below have sole investment and voting power with respect to these shares, except as otherwise indicated.

                            SHARE OWNERSHIP TABLE

                                             Shares Beneficially Owned (1)
                                             -----------------------------
         Name of Beneficial Owner                Number        Percent (2)
------------------------------------------   -------------     -----------

Gregory B. Kenny, Nominee for Director and     499,483 (3)        1.26
  Officer

Gregory E. Lawton, Director                     14,044 (4)          *

Craig P. Omtvedt, Director                       3,000 (5)          *

Robert J. Siverd, Officer                      231,428 (6)          *

Robert L. Smialek, Nominee for Director         17,044 (7)          *

Christopher F. Virgulak, Officer               176,510 (8)          *

John E. Welsh, III, Director                    94,673 (9)          *

All directors and officers as a group        1,036,182            2.57

--------------------------
*	Means less than 1.0%


(1) Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2) The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (39,408,419 shares of common stock).

(3)	Includes 2,100 shares held by Mr. Kenny as custodian for his children and
      1,167 shares of restricted stock awarded to Mr. Kenny under the General Cable 1997 Stock Incentive Plan as to which he has voting power; and 473,000 shares covered by options in common stock which may be exercised within sixty (60) days of March 1, 2005. Excludes 443,449 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(4)	Includes 12,167 shares covered by stock options which may be exercised by
      Mr. Lawton within sixty (60) days of March 1, 2005. Excludes 22,177 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(5)	Excludes 1,827 shares of common stock granted to Mr. Omtvedt and deferred under the General Cable Deferred Compensation Plan.

(6)	Includes 173,000 shares covered by stock options which may be exercised by
      Mr. Siverd within sixty (60) days of March 1, 2005. Excludes 79,096 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

                                       -10-


(7)	Includes 12,167 shares covered by stock options which may be exercised by
      Mr. Smialek within sixty (60) days of March 1, 2005. Excludes 22,177 shares of common stock deferred under the General Cable Deferred Compensation Plan.

(8)	Includes 175,000 shares covered by stock options which may be exercised by
      Mr. Virgulak within sixty (60) days of March 1, 2005. Excludes 128,218 shares of restricted and unrestricted common stock deferred under the General Cable Deferred Compensation Plan.

(9)	Includes 53,500 shares covered by stock options which may be exercised by
      Mr. Welsh within sixty days of March 1, 2005. Excludes 76,150 shares of common stock deferred under the General Cable Deferred Compensation Plan.



         SHARE OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS

	The Board of Directors, on March 28, 2005, adopted Share Ownership Guidelines (the "Guidelines") for Directors and the Executive Officers listed in the Summary Compensation Table. Under the approved Guidelines, Directors will be required to obtain ownership of shares of common stock equal to three
(3) times the amount of the cash retainer paid to non-employee directors for their service as directors within five (5) years from adoption or from their date of appointment. (See the Board, its Committees and Meetings on pages 5-6.) All non-employee directors with more than five (5) years of service meet these Guidelines. In addition, Executive Officers are required to obtain ownership of shares of common stock equal to a multiple of base salary within five (5) years of the adoption of the Guidelines or from the date of election in case of a new Executive Officer, as follows: Chief Executive Officer, multiple of five (5) times base salary; other Executive Officers, multiple of three (3) times base salary. Each of the listed Executive Officers has ownership of common stock exceeding these Guidelines, which the Board believes represent prevailing sound practice based in part on the advice of the independent consultant to the Compensation Committee. For purposes of the Guidelines, shares which qualify to be included are common shares acquired individually with personal funds, grants and awards under incentive plans, and shares held by the individuals in Company retirement and savings and deferred compensation plans. Options on common stock are not included for this purpose. The Compensation Committee of the Board intends to review the Guidelines annually to determine if the requirements are being met, and to consider whether action should be taken to address any non-compliance, including involuntary payment of incentive awards in restricted common stock at the discretion of the Compensation Committee.

                         TRANSACTIONS WITH THE COMPANY

     In October 1998, the Board of Directors approved the Stock Loan
Incentive Plan ("SLIP"). Under the SLIP, executive officers and General Cable key employees were provided the opportunity to purchase General Cable common stock worth an aggregate of $6.12 million in the open market using funds loaned by the Company. Loans made were full-recourse loans which matured in five years when they were required to be repaid with accrued interest. The loans bore interest at 5.12%, the applicable federal rate provided by the Internal Revenue Service in October 1998. Dividends on common stock purchased by participants were applied to reduce interest on the loans. In addition, participants were awarded a long-term incentive of one restricted stock unit for each share of stock purchased, which award vested in five years.

     On June 10, 2003, Messrs. Kenny, Virgulak and Siverd each repaid in full their outstanding loans from the Company under the SLIP in the respective amounts of $752,909, $501,914, and $501,914; the Plan is no longer in effect with respect to these executive officers. The Company accepted as partial payment for the loans common stock owned by the executive officers and restricted stock units previously awarded under the SLIP.

                          SIGNIFICANT SHAREHOLDERS

     The following table sets forth information about each person known to General Cable to be the beneficial owner of more than 5% of General Cable's common stock. General Cable obtained this information from its records and statements filed with the SEC under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and received by General Cable through the Record Date.

                                       Shares Beneficially Owned (1)
                                       -----------------------------
Name and Address of Beneficial Owner      Number         Percent (2)
------------------------------------   -------------     -----------

Fidelity Management & Research Corp.   4,977,300 (3)        12.63
82 Devonshire St.
Boston, MA  02109

Pzena Investment Management, LLC       2,753,400 (4)         6.98
120 West 45th Street
New York, NY  10036

Artisan Partners Limited Partnership   2,605,900 (5)         6.61
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI  53202

-----------------------


(1)	Beneficial ownership is determined under the rules of the SEC and includes voting or investment power with respect to the shares.

(2)	The percentages shown are calculated based on the total number of shares of common stock which were outstanding at the Record Date (39,408,419 shares of common stock).

(3)	These shares of General Cable common stock are owned by FMR Corp. as a parent holding company, Fidelity Management and Research Company ("Fidelity"), Fidelity Low Priced Stock Fund and Edward C. Johnson 3d and members of his family. Fidelity beneficially owns 5,077,300 shares or 12.63% of the common stock of General Cable by reason of its acting as investment advisor to various registered investment companies.
      Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, has sole power to dispose of 5,077,300 shares of General Cable common stock. Members of the Johnson family are the predominant owners of Class B shares of FMR Corp. common stock representing about 49% of the voting power of FMR Corp.

(4)	These shares of General Cable common stock are owned by Pzena Investment
      Management, LLC ("Pzena"). Pzena has sole voting power with respect to 2,568,350 shares and sole dispositive power with respect to 2,753,400 shares of General Cable common stock.

(5)	These shares of General Cable common stock are owned by Artisan Partners
      Limited Partnership ("Artisan"). Artisan has sole voting power with respect to 2,605,900 shares and sole dispositive power with respect to 2,605,900 shares of General Cable common stock.


                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding the compensation paid to the Chief Executive Officer and the two other most highly compensated executive officers of General Cable (including its subsidiaries) for services rendered in all capacities for fiscal years 2002, 2003 and 2004.


                                         SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                      ------------------------------------  --------------------
                                                                            RESTRICTED
                                                                            STOCK AND
                              FISCAL                        OTHER ANNUAL      UNIT      OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS    COMPENSATION (1)  AWARDS (2)  (SHARES)  COMPENSATION (3)
----------------------------  ------  --------  --------  ----------------  ----------  --------  ----------------

Gregory B. Kenny              2004    $624,135  $370,580      $      0      $1,027,496    43,331      $42,937
President and                 2003     550,000   348,250       745,000         900,790         0       15,518
Chief Executive Officer       2002     550,000         0             0               0   330,000       48,028

Christopher F. Virgulak       2004    $341,843  $117,500      $      0        $264,196    11,141      $17,491
Executive Vice President,     2003     328,388   152,171       495,000         228,430         0        6,125
Chief Financial Officer and   2002     326,122         0             0               0    85,000       21,267
Treasurer

Robert J. Siverd              2004    $325,353  $112,000      $      0        $251,444    10,604      $18,350
Executive Vice President,     2003     312,750   148,496       495,000         215,500         0        6,028
General Counsel and Secretary 2002     310,592         0             0               0    60,000       20,588

________________________

(1)	The amounts listed represent awards under three-year retention arrangements approved by the Board of Directors in July 2003. Under the terms of the arrangements, each executive received a cash payment in July 2003, in consideration for services to be rendered through July 2006. See also Employment Agreements.

(2)	Award amounts for 2004 represent the value of restricted common stock granted in January 2005 subject to time-based vesting ratably over a five-year period. Award amounts for 2003 represent the value of restricted common stock granted in January 2004 subject to time and performance vesting conditions over a six-year period.

	The number and aggregate value of restricted stock holdings of executive officers at December 31, 2004, based on the year-end share price of $13.85 were: Mr. Kenny, 100,167 shares, $1,387,313; Mr. Virgulak, 37,246 shares, $515,857; and Mr. Siverd, 15,000 shares, $207,750. Dividends are payable on the restricted common stock only if declared by the Board of Directors. No dividends have been declared and paid on the Company's common stock since the third quarter of 2002.

 (3)	Includes (a) imputed income from life insurance in the amount $1,518 in
      2004, $1,518 in 2003, and $990 in 2002 for Mr. Kenny; $990 in 2004, $990
      in 2003, and $990 in 2002 for Mr. Virgulak; and $2,838 in 2004, $1,518
      in 2003, and $1,518 in 2002 for Mr. Siverd; and (b) employer matching and additional contributions pursuant to General Cable's retirement and savings and excess benefit plans in the amounts $40,419 in 2004, $14,000 in 2003, and $47,038 in 2002 for Mr. Kenny; $16,501 in 2004, $5,135 in
      2003, and $20,277 in 2002 for Mr. Virgulak; and $15,492 in 2004, $4,510
      in 2003, and $19,070 in 2002 for Mr. Siverd.


EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

         Employment Agreements

         Below are summary descriptions of the separate employment agreements between General Cable (and certain subsidiaries) and Messrs. Kenny,
Virgulak and Siverd as amended (each an "Employment Agreement").

         Messrs. Kenny, Virgulak and Siverd have Amended and Restated Employment Agreements with three-year terms beginning October 18, 1999 with automatic one-year extensions unless General Cable or the executives elect not to extend. Each executive earns a base salary approved by the Compensation Committee and has an opportunity to earn a bonus for attainment of specified performance goals approved by the Compensation Committee under the 1999 Incentive Bonus Program and any performance-based bonus program for senior executives applicable after 1999. Upon termination of employment, each executive will be entitled to any bonus deferred for any year prior to the year in which termination of employment occurs in addition to any accrued and unpaid base salary and benefits under the existing plans (other than severance benefits). Furthermore, in case of a termination due to death or Disability, by General Cable other than for Cause or by the executive for Good Reason (as defined), the executive receives immediate vesting and lapsing of restrictions on unvested stock awards under the applicable agreements. In case of a termination by General Cable other than for Cause or by the executive for Good Reason, the Employment Agreement also provides for a payment equal to a multiple (the "Multiplier") of the sum of their base salary and the target bonus under the Annual Incentive Plan applicable to the year termination occurs subject to a minimum target. The executives are also entitled to their continuation as a participant in General Cable's executive health and welfare benefit plans for the number of years represented by the Multiplier.

         The differences among these agreements are as follows: Mr. Kenny serves as President and Chief Executive Officer, is entitled to an annual salary of $660,000, and has a Multiplier of 3. Mr. Virgulak serves as Executive Vice President, Chief Financial Officer and Treasurer, is entitled to an annual salary of $352,260 and has a Multiplier of 2. Mr. Siverd serves as Executive Vice President, General Counsel and Secretary, is entitled to an annual salary of $335,265, and has a Multiplier of 2.

         In July 2003, each Executive Officer entered into an amendment to his Employment Agreement related to the retention awards in the Summary Compensation Table. The amendment provides that the amount of the retention award is earned one-third each year for each full year of employment after July 2003, and that if the executive's employment were terminated at his option other than for Good Reason (or under the Change-in-Control Agreement described below), the executive will be required to repay the unearned portion of the retention award.

	   Change-in-Control Agreements

         Below are summary descriptions of the Amended and Restated Change-in-Control Agreements between General Cable and each of Messrs. Kenny, Virgulak and Siverd dated April 28, 2000 (the "Change-in-Control Agreements").


         The Change-in-Control Agreements provide benefits if the executive's employment is terminated by General Cable or General Cable's subsidiaries or by General Cable's successor without Cause (as defined). Benefits are also payable if the executive terminates his employment with General Cable or General Cable's subsidiaries or with General Cable's successor for any one of certain specified events detrimental to the executive ("Good Reason") and the termination occurred within six months before, or, in the case of Messrs. Virgulak or Siverd, within two years after, or, in the case of Mr. Kenny, within three years after, any one of certain specified events producing a change in control of General Cable (a "Change-in-Control"). In that case, the executive would receive a payment equal to a specified multiple of the sum of (1) the executive's annual base salary at the time of the termination of the executive's employment (or, in the case of a termination of employment for Good Reason based on a reduction of his annual base salary, the annual base salary in effect immediately prior to such reduction) and (2) the executive's target annual bonus applicable to the year in which employment is terminated or the year in which the Change-in-Control occurs, whichever is greater. There is a fixed minimum Annual Incentive Plan percentage target for each executive. In addition, General Cable or its successor agreed to continue the executive's participation in General Cable-sponsored executive health and welfare benefit plans until the earlier of the same specified multiple of 12 months following the date of the executive's termination of employment or the date the executive receives equivalent coverage and benefits under the plans of a subsequent employer. The multiples were as follows: Mr. Kenny -- three times; Mr. Virgulak and Mr. Siverd -- two times. On a Change-in-Control, restrictions on any unvested awards will become fully vested and immediately exercisable under the 1997 Stock Incentive Plan.


                             OPTION INFORMATION

                    OPTION GRANTS IN LAST FISCAL YEAR(1)

         Below is a table with information on option grants for fiscal 2004 made by General Cable to the executive officers listed in the Summary Compensation Table.


                                                                           Potential Realizable
                                                                            Values at Assumed
                         Number of    Percent of                          Annual Rates of Stock
                         Securities  Total Options                        Price Appreciation for
                         Underlying   Granted to    Exercise                 Option Term (2)
                          Options    Employees in   or Base   Expiration  ----------------------
         Name             Granted    Fiscal Year     Price       Date        5%            10%
-----------------------  ----------  -------------  --------  ----------  -------       --------

Gregory B. Kenny           43,331        13.71       $11.94   1/26/2015   325,849       706,695
Christopher F. Virgulak    11,141         3.52       $11.94   1/26/2015    83,780       180,930
Robert J. Siverd           10,604         3.35       $11.94   1/26/2015    79,742       172,209

------------

(1)	The grants above were a part of the executive officers' compensation for performance in 2004 and were made under the Company's 1997 Stock
      Incentive Plan.

(2)	The Company selected potential realizable values at assumed 5% and 10%
      rates as provided in the SEC rules. The values shown, therefore, are not intended as a forecast of the Company's common stock price in the future.


                   OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION VALUES

	Shown below is a table setting forth information concerning unexercised options held by the executive officers listed in the Summary Compensation
Table at December 31, 2004. To the Company's knowledge, none of these officers exercised any General Cable stock options during 2004.


                                                 NUMBER OF SECURITIES UNDERLYING  VALUE OF UNEXERCISED IN-THE-
                                                  UNEXERCISED OPTIONS AT FISCAL     MONEY OPTIONS AT FISCAL
                           SHARES                           YEAR-END                      YEAR-END (1)
                         ACQUIRED ON    VALUE    -------------------------------  ----------------------------
NAME                      EXERCISE     REALIZED  EXERCISABLE       UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
-----------------------  ------------  --------  -----------       -------------  -----------    -------------

Gregory B. Kenny              0           0       323,000             330,000      1,329,600       4,570,500
Christopher F. Virgulak       0           0       175,000              85,000        526,300       1,731,250
Robert J. Siverd              0           0       173,000              60,000        498,600       1,385,000


(1)	The closing price of General Cable's common stock on the NYSE on
      December 31, 2004, was $13.85 per share. Values were calculated under the rules of the SEC.


                            EQUITY COMPENSATION PLANS

	The following table sets forth information about General Cable's equity compensation plans as of December 31, 2004.


                                    NUMBER OF        WEIGHTED-      NUMBER OF SECURITIES
                                 SECURITIES TO BE    AVERAGE       REMAINING AVAILABLE FOR
                                   ISSUED UPON       EXERCISE       FUTURE ISSUANCE UNDER
                                   EXERCISE OF       PRICE OF        EQUITY COMPENSATION
                                   OUTSTANDING      OUTSTANDING  PLANS (EXCLUDING SECURITIES
                                     OPTIONS         OPTIONS      REFLECTED IN FIRST COLUMN)
                                 -----------------  -----------  ---------------------------

Shareholder approved plan:
  1997 Stock Incentive Plan (1)     2,229,000         $12.07               569,000
Non-shareholder approved plan:
  2000 Stock Option Plan            1,057,000           7.80               278,000
                                    ---------         ------               -------
Total                               3,286,000         $10.70               847,000
                                    ---------         ------               -------
                                    ---------         ------               -------


(1) Excludes matching restricted stock units and unrestricted common stock of 82,932 and 1,410,686, respectively, awarded through December 31, 2004.

     The 1997 Stock Incentive Plan authorizes a maximum of 4,725,000 shares, options or units of common stock to be granted. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. Restrictions on the majority of shares awarded to employees under the Plan expire ratably over a three-year period or expire after six years from the date of grant or expire ratably from the second anniversary to the sixth anniversary of the grant. Restricted stock units were awarded to

                                    -16-


     employees in November 1998 as part of the Stock Loan Incentive Plan, which is no longer in effect as to current employees.

     The 2000 Stock Option Plan authorizes a maximum of 1,500,000 non-qualified options to be granted. No other forms of award are authorized under this plan. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices which are not less than the closing market price on the date of grant. The Compensation Committee (or the Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the Plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. See Proposal 3.


                          PENSION PLAN BENEFIT TABLE

	Set forth below is a pension table showing estimated annual benefits payable upon retirement under General Cable's retirement plans.


                                         YEARS OF SERVICE
                                     -------------------------
  REMUNERATION (AVERAGE OF THREE                        20 OR
HIGHEST ANNUAL COMPENSATION LEVELS)    10       15      MORE
-----------------------------------  -------  -------  -------

            450,000                  112,500  168,750  225,000
            500,000                  125,000  187,500  250,000
            550,000                  137,500  206,250  275,000
            600,000                  150,000  225,000  300,000
            650,000                  162,500  243,750  325,000
            700,000                  175,000  262,500  350,000
            750,000                  187,500  281,250  375,000
            800,000                  200,000  300,000  400,000
            850,000                  212,500  318,750  425,000
            900,000                  225,000  337,500  450,000
            950,000                  237,500  356,200  475,000


         Effective January 1, 2000 the Company adopted a defined benefit Supplemental Executive Retirement Plan (the "SERP") to cover key executives of the Company. The SERP generally provides for a target retirement benefit equal to 2.5% of final average pay times years of credited service (not greater than 20) to be paid upon retirement from the Company. The actual SERP benefit is the excess, if any, of the target benefit over the sum of (i) the annuity equivalent of the vested portion of employer contributions under General Cable's Retirement and Savings Plan (the "Retirement Plan") and the Benefit Equalization Plan (the "Equalization Plan") for the account of such employee (plus or minus aggregate investment gains or losses thereon) including employer provided matching contributions, (ii) amounts payable under the frozen defined benefit Retirement Income Guarantee Plan (the "RIGP"), and
(iii) 50% of the estimated age 65 retirement benefit payable under the Social Security Act. For purposes of the SERP, final average pay is defined as the average of the highest three consecutive years of compensation in the last five years. SERP compensation includes base salary plus cash incentive compensation, other forms of incentive bonuses and amounts deferred under the Retirement Plan. Service is credited under the Plan for the number of years and months of employment with the Company and its subsidiaries. In addition, service with a prior employer may also be recognized. If prior employer service is credited the target benefit is also offset for prior employer benefits attributable to that service.

         Under the SERP, participants have the right to elect a distribution option. The normal form is a life annuity, but the participant may elect (by December 31 of the year which is at least two years prior to the year in which the participant terminates employment) among these options: joint and 100% survivor annuity, joint and 50% survivor annuity, ten year certain and life annuity, three annual installments, or single lump sum. The Committee appointed by the Board of Directors which administers the SERP must approve in advance of any request for a single lump sum distribution.

         General Cable terminated its former defined benefit plan as of December 31, 1985 and adopted the defined benefit RIGP as of January 1, 1986. For persons hired on or before January 1, 1986, the RIGP generally provides for an additional retirement benefit equal to the amount, if any, by which the total of the annuity equivalent of the employees accrued benefit under the former retirement plan at December 31, 1985, plus the annuity equivalent of the vested portion of General Cable's contributions under General Cable's
Retirement Plan on the account of such employee (plus or minus aggregate investment gains or losses thereon) is less than the retirement benefit that the employee would have received if the former retirement plan had continued. The years of service, average compensation and social security entitlement used in calculating the retirement benefit for each participant were frozen as of December 31, 1993. Any compensation, years of employment or contributions to a participant's Retirement Plan after that date are not included in the benefit calculation.

         General Cable's Equalization Plan generally makes up certain reductions caused by Internal Revenue Code of 1986 limitations in the annual retirement benefit determined pursuant to the RIGP and in General Cable's contributions on behalf of an employee pursuant to the Retirement Plan. Those amounts not payable under the RIGP, the former retirement plan, or the Retirement Plan due to such limitations would be payable under the Equalization Plan.

	Estimated annual benefits under the SERP benefit formula are illustrated in the table above. The amounts were calculated under the single life annuity option form of pension, payable to participants at the normal retirement age of 65. The amounts shown in the table would be reduced by the annuity equivalent of the vested portion of General Cable's contributions under General Cable's Retirement Plan and the Equalization Plan, including employer provided matching contributions, and 50% of the estimated age 65 retirement benefit payable under the Social Security Act.

         Messrs. Kenny, Virgulak and Siverd have 22, 17, and 21 full credited years, respectively, with General Cable and its subsidiaries, under the SERP (including any prior employer service credited). Mr. Kenny and Mr. Siverd have 12 and 11 full credited years of service, respectively, with General Cable and its subsidiaries, under the RIGP and the Equalization Plan, which represent a carryover of their years of service with The Penn Central Corporation. All listed executive officers are 100% vested under the Retirement Plan and Equalization Plan. Mr. Kenny and Mr. Siverd are 100% vested under the RIGP.

	                  COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

         General Cable has established a Compensation Committee (the "Committee"), whose members are four independent directors. This Committee is responsible for establishing the Company's compensation policy and making decisions regarding compensation for the Chief Executive Officer and the other named executive officers, including approving their base salaries and bonus amounts, target financial performance levels under annual incentive plans, and granting long-term incentive rewards. The Committee also reviews and acts on other benefit plans affecting managers and employees of the Company.

         Executive Compensation Philosophy

         The Company's fundamental executive compensation objectives are to ensure that General Cable attracts and retains a talented executive team and key employees and motivates them to take actions to continually enhance shareholder value. To implement this philosophy in 2004, the Company targeted base salaries at the 50th percentile of a broad survey of industrial companies of similar size, scope and complexity. For 2005 compensation, the Committee modified the comparative peer group in response to the review it conducted in 2004 of compensation practices with an independent consultant. For 2004, the Company also provided executives with the opportunity to receive total annual cash compensation at the 50th percentile if target business objectives were achieved, and an opportunity to earn rewards above that level if performance exceeded the specified 50th percentile targets. The Committee believes that Company incentive programs and awards (described below) are related to achievement of performance goals, which result in a significant percentage of total compensation being tied to financial objectives and measures linked directly to shareholder value.

         In addition, in 2004, the Committee carried out a general review of General Cable's executive compensation programs with the aid of a new compensation consultant which is independent and reports directly to the Committee. Based on this review, the Committee is satisfied that current executive compensation programs reflect competitive market compensation practices and also take into account both relative pay and relative performance criteria.

	   Components of the Executive Compensation Program

         The compensation program for the Company's executive officers in 2004 consisted of the following components: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive compensation consisting of potential awards of restricted stock, stock options or both. The Company's incentive programs are the main elements of the total program that is designed to reward executives for short-term and long-term enhancements of shareholder value.

         Base Salaries. The Committee reviews base salaries annually against a group of benchmark companies at the 50th percentile, and adjusts them as appropriate in light of Company performance, individual performance and the executive's position and level of responsibilities. As a result of this process, base salaries of the executive officers were adjusted. Mr. Kenny's annual base salary was increased to $660,000 as of January 1, 2005, while
Mr. Virgulak's and Mr. Siverd's salaries were increased to $352,260 and $335,265, as of March 1, 2005. The Committee believes that these executives' salaries, which have been benchmarked against comparable public companies, are appropriate. The Committee also takes into account individual and Company performance in setting salary levels.

         Annual Incentives. For calendar year 2004, executive officers and key employees had the opportunity to earn cash and common stock rewards based on attainment of financial, operational and individual performance goals. Under the General Cable Annual Incentive Plan ("AIP"), the Committee at the beginning of each year, formally selects one or more performance objectives as targets for a particular year in light of business conditions and the Company's annual Business Plan, including factors such as levels of earnings per share, net income, and return on net operating assets. Incentive awards for 2004 performance made in early 2005 based on accomplishment of predetermined performance objectives under the AIP are included in the Summary Compensation Table.

         Long-Term Incentives. The Company has used and continues to use restricted stock, stock options or a combination as long-term incentives to tighten the relationship between executive compensation and shareholder return to General Cable's investors. Grants of restricted stock and stock options for 2004 were made to executive officers and are shown in the Compensation Table. The Committee considers at least annually whether additional grants of stock awards authorized under Company incentive plans are appropriate to increase corporate performance, to encourage increased ownership of the Company's stock by executive officers, and to foster retention of key executives. In developing the incentive reward program and in approving awards, the Committee evaluates the mix of awards and the relationship between short-term and long-term incentives in the total compensation program.

         Chief Executive Officer Compensation

         Mr. Kenny served as President and Chief Executive Officer during 2004. Under his Employment Agreement, Mr. Kenny was paid an annual salary of $625,000 based on Committee review and consideration of relevant competitive market data for chief executive officers. Mr. Kenny was also provided an opportunity to receive a bonus under the Annual Incentive Plan equal to 95% of his base salary in 2004, and he was eligible to receive compensation above that level if actual performance exceeded the objectives set by the Committee. For 2004, Mr. Kenny received an incentive award of $370,500 under the AIP plan, which is included in the Summary Compensation Table.

         The Company and its subsidiaries also provide certain benefit programs in which the named executive officers participate, and the Committee periodically reviews the terms of these programs which cover executive officers and other key employees. The compensation for the executive officers for 2004 is detailed in this proxy statement. Mr. Kenny's participation in these programs reflects what the Committee believes is the participation that other executives at his level in benchmark companies would expect.

         Policy Under Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's Chief Executive Officer and the four other most highly compensated officers. Performance-based compensation that has been approved by shareholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of preestablished, objective performance goals and the Board committee that establishes such goals consists only of "outside directors" (as defined under Section 162(m)). All members of General Cable's Compensation Committee qualify as "outside directors."

	The Company's general policy is to optimize the deductibility of executive compensation so long as deductibility is compatible with the more important objectives of retaining executives and maintaining competitive and motivational performance-based compensation.

                                      Robert L. Smialek, Chairman
                                      Gregory E. Lawton
                                      Craig P. Omtvedt
                                      John E. Welsh, III

                      STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the annual percentage change in cumulative total shareholder return on General Cable common stock in relation to cumulative total return of the Standard & Poor's 500 Stock Index, and a peer group of companies ("2005 Peer Group"). The data shown are for the period beginning May 16, 1997, the date that General Cable ("BGC") common stock began trading on the NYSE, through December 31, 2004.


        CUMULATIVE RETURN COMPARISON: GENERAL CABLE COMMON STOCK
                    S&P 500 INDEX AND PEER GROUP*

                             GRAPH DATA

                 May   Dec.  Dec.  Dec.  Dec.  Dec.  Dec.  Dec.  Dec.
                 1997  1997  1998  1999  2000  2001  2002  2003  2004
                 ----  ----  ----  ----  ----  ----  ----  ----  ----

General Cable    100   167   143    53    32    97    29    62    105
2005 Peer Group  100   125    95   157   134   112    52    93    105
S&P 500          100   117   148   177   159   138   106   134    146

----------


* Assumes the value of the investment in General Cable common stock and each index was 100 on May 16, 1997. The 2005 Peer Group consists of Belden CDT Inc. (NYSE: BDC), CommScope, Inc. (NYSE: CTV), Draka Holding, N.V. (Euronext Amsterdam Stock Exchange) and Nexans (Paris Stock Exchange). The 2005 Peer Group consists of the same companies as in 2004, except that Belden, Inc. and Cable Design Technologies Corp. merged in July 2004 to become Belden CDT Inc. Data in the graph reflects the July 2004 merger. Returns in the Peer Group are weighted by capitalization.


	COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2004, all compensation determinations and awards were made by the independent directors who make up the Compensation Committee. There were no interlocking relationships between executive officers or directors of the Company and the Compensation Committee of any other company during 2004.

       RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT GENERAL CABLE'S 2005 CONSOLIDATED FINANCIAL STATEMENTS AND INTERNAL
                      CONROL OVER FINANCIAL REPORTING
                                (Proposal 2)

         The Audit Committee of General Cable earlier this year appointed Deloitte & Touche LLP, along with the member firm of Deloitte & Touche Tohmatsu and their respective affiliates, independent certified public accountants, to audit the consolidated financial statements of General Cable and its subsidiaries for 2005 and its internal control over financial reporting as of December 31, 2005. The Board of Directors ratified that appointment and is submitting it to shareholders for a vote at the Annual Meeting.

	Principal Accounting Firm Fees. Aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and 2003 by Deloitte and its affiliates were as follows:


                          Fiscal Year Ended
                        ----------------------
                           2004        2003
                        ----------  ----------

Audit Fees (1)          $2,712,036    $947,000
Audit-related Fees (2)     406,807     256,080
Tax Fees (3)               285,666     321,725
All Other Fees (4)          12,829     166,000
                        ----------  ----------
                        $3,417,338  $1,690,805
                        ----------  ----------
                        ----------  ----------

----------

(1)	Includes reviews of registration statements, and related consents and comfort letters.
(2)	Includes employee benefit plan audits and assistance in implementation of Section 404 of Sarbanes-Oxley Act.
(3)	Includes fees for tax compliance, consultation and planning.
(4)	Includes fees for permitted internal audit outsourcing in 2002 and permitted actuarial and secretarial services.


      General Cable expects representatives of Deloitte to attend the Annual Meeting and be available to respond to appropriate questions from shareholders. The Deloitte representatives will also have the opportunity to make a statement if they so desire.

      The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP to audit General Cable's 2005 consolidated financial statements and internal control over financial reporting.

                 APPROVAL OF GENERAL CABLE CORPORATION
                       2005 STOCK INCENTIVE PLAN
                             (Proposal 3)

	General Cable's success depends, in large measure, on its ability to attract and retain talented employees and outside directors with outstanding abilities and experience. To achieve these objectives, the Board of Directors approved the 1997 Stock Incentive Plan ("1997 Stock Plan") and amended it in 1998 with shareholder approval and the 2000 Stock Option Plan ("2000 Option Plan"), each with a ten-year term. These Plans authorize the grant of stock awards, including restricted common stock and grants of stock options to key employees and outside directors of the Company. With the passage of time and grants having been made under these Plans, there are not sufficient shares available for grant to continue them for a substantial period of time. Further, the 1997 Stock Plan will expire by its terms in about two years in May 2007. Consequently, the Board of Directors has considered and adopted a new plan, the General Cable Corporation 2005 Stock Incentive Plan ("2005 Stock Incentive Plan") on March 28, 2005, to be effective upon shareholder approval at the 2005 Annual Meeting. It is intended, under the terms of the resolutions adopting the 2005 Stock Incentive Plan, that the new Plan will effectively replace both existing Plans. Those two Plans will continue in effect until their respective expiration dates for the limited purpose of giving effect to obligations under existing grants and awards. However, upon shareholder approval of the 2005 Stock Incentive Plan, no further grants or awards will be made under the 1997 Stock Plan or the 2000 Option Plan; all subsequent grants and awards to key employees and non-employee directors will be made under the shareholder-approved 2005 Stock Incentive Plan.

	Set forth below is a summary of (i) the principal features of the 2005 Stock Incentive Plan, which is submitted for stockholder approval at this Annual Meeting, and (ii) the federal income tax consequences of the 2005 Stock Incentive Plan. The summary of the 2005 Stock Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the 2005 Stock Incentive Plan attached to this Proxy Statement as Appendix B.

                SUMMARY OF THE 2005 STOCK INCENTIVE PLAN

	PURPOSE OF THE 2005 STOCK INCENTIVE PLAN. The purpose of the 2005 Stock Incentive Plan is to provide incentives to attract, retain, motivate and reward highly competent persons as outside directors, executive officers and other key employees of General Cable or any of its subsidiaries by providing them opportunities to acquire shares of common stock of General Cable or to receive monetary payments based on the value of such shares. Furthermore, the 2005 Stock Incentive Plan is intended to assist in further aligning the interests of participants in the 2005 Stock Incentive Plan with those of its stockholders.

	CONSIDERATION TO BE RECEIVED BY GENERAL CABLE FOR THE GRANTING OF AWARDS. The Board of Directors of General Cable believes that General Cable and its subsidiaries will significantly benefit from having General Cable's outside directors, executive officers and other key employees receive options to purchase common stock and other awards under the 2005 Stock Incentive Plan. Providing an opportunity to the foregoing participants in the 2005 Stock Incentive Plan to acquire common stock or benefit from the appreciation of such common stock is valuable in attracting and retaining highly qualified outside directors and employees and in providing additional motivation to such personnel to use their best efforts on behalf of General Cable and its stockholders.

	AWARDS. The following types of awards or any combination of them may be granted under the 2005 Stock Incentive Plan: (i) "Stock Options" (both "Incentive Stock Options" and "Non-Qualified Options") to acquire shares of common stock; (ii) "Stock Appreciation Rights," which entitle the grantee to receive an amount in cash, shares of common stock, or a combination of cash and shares of common stock, determined by reference to appreciation in common stock value; (iii) "Stock Awards," which entitle the grantee to acquire shares of common stock which may be subject to certain restrictions such as restrictions on transferability;
(iv) "Performance Awards," which entitle the grantee to receive, without payment, an award following the attainment of performance goals; and (v)
"Stock Units," which entitle the grantee to receive an amount in cash or, if the grantee and the Compensation Committee so agree, in shares of common stock or a combination of cash and shares of common stock, with or without other payments by the grantee, as may be determined by the Compensation Committee.

	Awards are evidenced by award agreements in such forms as the Compensation Committee approves from time to time. Each award is subject to such terms and conditions consistent with the 2005 Stock Incentive Plan, as determined by the Compensation Committee and as set forth in the award agreement. The Compensation Committee shall have the authority to retract any award granted under the 2005 Stock Incentive Plan in case of a material restatement of the financial statements of General Cable or if it is otherwise determined by the Compensation Committee that the previously granted award was not earned by the participant.

	ADMINISTRATION OF THE 2005 STOCK INCENTIVE PLAN. The 2005 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors which is comprised of four directors, none of whom is an officer or employee of General Cable. The current members of the Compensation Committee are Robert L. Smialek (Chairman), Gregory E. Lawton, Craig P. Omtvedt and John E. Welsh, III. It is the Board's policy that the Compensation Committee be composed of outside directors for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the performance-based compensation exception under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

	Under the 2005 Stock Incentive Plan, the Compensation Committee is authorized to grant awards to outside directors, executive officers and other key employees of General Cable or any of its subsidiaries and to determine the number and types of such awards and the terms, conditions and limitations applicable to each such award. In addition, the Compensation Committee has the power to interpret the 2005 Stock Incentive Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the 2005 Stock Incentive Plan.

	The Board of Directors will have the authority to establish stock grant levels and stock ownership guidelines for outside directors which will be reviewed annually in relation to director compensation practices of comparable companies. See Beneficial Ownership-Share Ownership Guidelines at page 11.

	ELIGIBILITY AND PARTICIPATION. All outside directors, executive officers and other key employees of General Cable or any of its subsidiaries who are significantly responsible for the success and future growth and profitability of General Cable, as determined by the Compensation Committee, are eligible to be participants in the 2005 Stock Incentive Plan. As of the date of this Proxy Statement, four outside directors, three executive officers and approximately 175 key employees were eligible to be participants. A participant's right, if any, to continue to serve General Cable as a director, executive officer, other key employee, or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under the 2005 Stock Incentive Plan. Participants may receive one or more awards under the 2005 Stock Incentive Plan.

	The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the 2005 Stock Incentive Plan during each of General Cable's fiscal years will not exceed 750,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. In addition, the maximum number of shares of common stock which may be granted to non-employee directors during each five-year period under the Term of the 2005 Stock Incentive Plan will not exceed 400,000 shares, subject to adjustment.

	SHARES SUBJECT TO AWARDS. The aggregate number of shares of common stock that may be subject to awards, including shares of common stock underlying Stock Options, to be granted under the 2005 Stock Incentive Plan is 1,800,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. Such shares may be treasury shares or authorized but unissued shares. If any outstanding award is canceled, forfeited, delivered to General Cable as payment for the exercise of a Stock Option or surrendered to General Cable for tax withholding purposes, shares of common stock allocable to such award may again be available for awards under the 2005 Stock Incentive Plan. On March 1, 2005, the closing price of common stock on the New York Stock Exchange was $12.06.

	VESTING RESTRICTIONS. Any award to a participant in the 2005 Stock Incentive Plan is subject to graded vesting with a minimum vesting period of three years, unless otherwise determined by the Compensation Committee.

	STOCK OPTIONS. Stock Options granted under the 2005 Stock Incentive Plan may be either Incentive Stock Options (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options which do not qualify as Incentive Stock Options. A description of these two types of Stock Options appears below under the heading "Federal Income Tax Consequences."

	The Compensation Committee determines the exercise price at which shares underlying a Stock Option may be purchased, whether an Incentive Stock Option or a Non-Qualified Stock Option. However, the exercise price may not be less than the fair market value of the shares of common stock on the date the Stock Option is granted.

	Incentive Stock Options may be granted only to executive officers and other key employees of General Cable or any of its subsidiaries, and Non-Qualified Stock Options may be granted to any participant in the 2005 Stock Incentive Plan.

	No Stock Option will be exercisable later than ten years after the date it is granted. Stock Options granted under the 2005 Stock Incentive Plan are exercisable at such times as specified in the 2005 Stock Incentive Plan and the award agreement. A participant in the 2005 Stock Incentive Plan may pay the option exercise price in cash or, in the discretion of the Compensation Committee, either in shares of common stock then owned by the participant, by the withholding of shares of common stock for which a Stock Option is exercisable, by a combination of these methods, or by any other appropriate method.

	Incentive Stock Options are subject to certain limitations, including the following. The aggregate market value (determined as of the date of grant) of common stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Furthermore, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of General Cable or any of its subsidiaries, unless the exercise price is fixed at not less than 110% of the fair market value of the common stock on the date of grant and the option cannot be exercised more than five years after the date of grant.

	STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is a right to receive a payment in cash, shares of common stock or a combination of cash and shares of common stock, in an amount equal to the increase in the fair market value, or other specified valuation, of a specified number of shares from the date the right is granted to the date the right is exercised. Stock Appreciation Rights may be granted to executive officers and other key employees.

	STOCK AWARDS. Stock Awards may be granted to any participant in the 2005 Stock Incentive Plan. A Stock Award may include restrictions on the sale or other disposition of the shares covered by the award, or General Cable may have the right to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The award agreement will specify whether the participant will have, with respect to the shares of common stock subject to a Stock Award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares.

	PERFORMANCE AWARDS. Performance Awards may be granted to executive officers and other key employees of General Cable or any of its subsidiaries. The Compensation Committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon company-wide, business unit and/or individual performance.

	Payment of earned Performance Awards may be made in shares of common stock or in cash and will be made in accordance with the terms and conditions prescribed or authorized by the Compensation Committee. The participant may elect to defer, or the Compensation Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Compensation Committee deems appropriate.

	STOCK UNITS. Stock Units may be granted to executive officers and other key employees of General Cable or any of its subsidiaries. A Stock Unit is a notional account representing one share of common stock. The Compensation Committee determines the vesting criteria for Stock Units. Upon vesting, shares of common stock are distributed, subject to certain exceptions, to the participant unless the participant and the Compensation Committee agree to make payment in cash or partly in cash and partly in shares of common stock.
The Compensation Committee may grant a participant the right to receive the amount of any dividend paid on the share of common stock underlying a Stock
Unit (payable in cash or in additional Stock Units).

	PERFORMANCE-BASED AWARDS. Certain awards made under the 2005 Stock Incentive Plan may be granted so that they qualify as "performance-based compensation" (as this term is used in Section 162(m) of the Code and the regulations thereunder) and are exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"). All Stock Options and Stock Appreciation Rights granted under the 2005 Stock Incentive Plan and certain Stock Awards, Performance Awards, and Stock Units granted under the 2005 Stock Incentive Plan, and the compensation attributable to such awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Among other criteria, awards only qualify as Performance-Based Awards if at the time of grant the Compensation Committee is comprised solely of two or more "outside directors" (as this term is used in Section 162(m) of the Code and the regulations thereunder). In making these awards, the Compensation Committee must establish and apply objective performance goals and may use one or more or a combination of goals including increases or improvements in earnings per share, net income, return on assets, stock market index comparisons and other similar objective factors.

	EFFECT OF CHANGE IN CONTROL. The 2005 Stock Incentive Plan provides for the acceleration of certain benefits in the event of a "Change in Control" of General Cable. The meaning of a "Change in Control" is either defined in the participant's employment agreement or change-in-control agreement, if one exists, or by the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan definition includes, among other things, such events as the sale of all assets of General Cable, any person becoming the beneficial owner of more than 35% of General Cable's voting stock, and a merger of General Cable where General Cable's stockholders own less than 51% of the voting stock of the surviving entity.

	All unvested awards granted under the 2005 Stock Incentive Plan will become fully vested immediately upon the occurrence of the Change of Control and such vested awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change of Control, subject to requirements of applicable laws and regulations. The Compensation Committee may determine that upon the occurrence of a Change in Control, each Stock Option and Stock Appreciation Right outstanding will terminate and the holder will receive, within 60 days upon the occurrence of the Change in Control, an amount equal to the excess of the fair market value of the shares underlying the award immediately prior to the occurrence of such Change in Control over the exercise price per share of such award. This cashout amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.

	ADJUSTMENTS TO AWARDS DUE TO CHANGES IN GENERAL CABLE'S CAPITAL STRUCTURE. In the event of any change in the shares of common stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to stockholders, each outstanding Stock Option and Stock Appreciation Right will be adjusted. The adjustments will make each award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of the common stock subject to such award had the Stock Option or Stock Appreciation Right been exercised in full immediately prior to the change or distribution. Furthermore, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the 2005 Stock Incentive Plan, the Compensation Committee has the authority to make equitable adjustments to, among other things, the number and kind of shares and exercise price of outstanding awards.

	TERMINATION OF EMPLOYMENT. If a participant's employment is terminated due to death or disability, then the participant's unvested Stock Awards or Stock Units and unexercisable Stock Options or Stock Appreciation Rights become vested or exercisable, as applicable, immediately as of the date of the termination of the participant's employment. All Stock Options and Stock Appreciation Rights that were or became exercisable as of the date of the participant's death or termination of employment, will remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.

	All unearned or unvested Performance Awards held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, will immediately become earned or vested as of such date and will be paid out or settled based on the participant's performance immediately prior to the date of the participant's death or the date of the termination of his or her employment on a pro-rated basis with a minimum of at least one year into a performance period. A participant whose employment is terminated for cause, as defined in the 2005 Stock Incentive Plan, forfeits all awards, whether or not vested, exercisable or earned, granted to the participant. A participant whose employment is terminated for any reason, including, without limitation, retirement, other than for cause, death or disability forfeits all unvested, unexercisable and unearned awards granted to the participant. All exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment for any reason other than for cause, death or disability will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant's employment, or (ii) the date the Stock Option or Stock

Appreciation Right would otherwise expire. The 2005 Stock Incentive Plan's provisions relating to termination of employment may be modified in the discretion of the Compensation Committee.

	TRANSFERABILITY. Each award granted under the 2005 Stock Incentive Plan which is subject to restrictions on transferability and/or exercisability is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant's lifetime, only by the participant. The Compensation Committee may allow a Stock Option or Stock Appreciation Right to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right will pass by will or the laws of descent and distribution. The Compensation Committee also may permit an award (other than an Incentive Stock Option) to be transferred by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award agreement.

	AMENDMENT OF AWARDS. The terms and conditions applicable to any award may be amended or modified by mutual agreement between General Cable and the participant or any other persons as may then have an interest in the award. Also, by mutual agreement between General Cable and a participant under this 2005 Stock Incentive Plan or under any other present or future plan of General Cable, awards may be granted to a participant in substitution and exchange for, and in cancellation of, any awards previously granted to a participant under the 2005 Stock Incentive Plan or any other present or future plan of General Cable.

	TERM AND AMENDMENT OF THE 2005 STOCK INCENTIVE PLAN. The Board of Directors approved the 2005 Stock Incentive Plan on March 28, 2005 and recommended the 2005 Stock Incentive Plan for stockholder approval. The 2005 Stock Incentive Plan will become effective upon stockholder approval. If the stockholders approve the 2005 Stock Incentive Plan at this Annual Meeting, the 2005 Stock Incentive Plan will become effective as of May 10, 2005, and will terminate on the 10th anniversary of May 10, 2005, unless terminated sooner by the Board of Directors. The Board of Directors may amend, suspend or terminate the 2005 Stock Incentive Plan at any time and from time to time. Without stockholder approval, no amendment will (i) increase the total number of shares which may be issued under the 2005 Stock Incentive Plan or the maximum number of shares with respect to which Stock Options, Stock Appreciation Rights and other awards that may be granted to any individual under the 2005 Stock Incentive Plan; (ii) modify the requirements as to eligibility for awards under the 2005 Stock Incentive Plan; (iii) disqualify any Incentive Stock Options granted under the 2005 Stock Incentive Plan; or
(iv) effect the repricing of Stock Options.

	EFFECT ON 1997 STOCK INCENTIVE PLAN AND 2000 STOCK OPTION PLAN. If stockholders approve the 2005 Stock Incentive Plan at this Annual Meeting, the 2005 Stock Incentive Plan will replace the 1997 Stock Incentive Plan and the 2000 Stock Option Plan (collectively, the "Plans") in effect as of the date of this Proxy Statement, and no grants will be made under the Plans. Shares of common stock available under the Plans will no longer be available for issuance under the Plans, and no shares of common stock forfeited or cancelled under the Plans will be available for grants under the 2005 Stock Incentive Plan.

                     FEDERAL INCOME TAX CONSEQUENCES

	The following information is not intended to be a complete discussion of the federal income tax consequences of participation in the 2005 Stock
Incentive Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to
Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

	INCENTIVE STOCK OPTIONS. Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the 2005 Stock Incentive Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of
(i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and General Cable will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and General Cable will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse).
If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

	The exercise of an Incentive Stock Option may subject the optionee to the so-called "alternative minimum tax" ("AMT"). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

	An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a "disposition" of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

	Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes
(increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.

For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

	NON-QUALIFIED STOCK OPTIONS. Generally, there will be no federal income tax consequences to either the optionee or General Cable on the grant of Non-Qualified Stock Options pursuant to the 2005 Stock Incentive Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. General Cable will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that General Cable complies with applicable reporting rules.

	Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See "Incentive Stock Options." The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

	STOCK APPRECIATION RIGHTS. A participant who is awarded a Stock Appreciation Right will not have taxable income upon the grant of such Stock Appreciation Right and General Cable will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a Stock Appreciation Right, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. General Cable may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

	STOCK AWARDS. The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. General Cable will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

	PERFORMANCE AWARDS. The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided such awards are not then subject to a substantial risk of forfeiture.

	STOCK UNITS. A participant will not be subject to federal income taxation upon the grant of a Stock Unit. A participant will be subject to tax as ordinary taxable income upon payout of a stock unit in an amount equal to the sum of the cash and the fair market value of common stock received.

	APPLICATION OF SECTION 409A TO DEFERRED COMPENSATION ARRANGEMENTS. The 2005 Stock Incentive Plan provides that, under certain circumstances, the receipt of a benefit resulting from an award under the 2005 Stock Incentive Plan may be electively deferred by the participant (or the Compensation Committee, as applicable) to a time that is later than the year in which such benefit becomes vested. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was recently enacted as part of the American Jobs Creation Act of 2004 (the "Jobs Act"), subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

	Code Section 409A may require significant changes to existing nonqualified deferred compensation plans no later than December 31, 2005; however, such amendments are subject to the issuance of complete guidance from the Treasury and the Internal Revenue Service. The first installment of such guidance was issued in the form of Internal Revenue Service Notice 2005-1 (the "Notice"), which contained 38 questions and answers. The Notice acknowledges that it does not provide comprehensive guidance and indicates that the Treasury and the Internal Revenue Service anticipate issuing additional guidance. Accordingly, the Notice contains certain transitional relief through the period ending December 31, 2005, provided that a plan is operated in good faith. Although General Cable will institute a review of the 2005 Stock Incentive Plan with respect to the requirements of Code Section 409A, because the tax consequences to any participant in the 2005 Stock Incentive Plan may depend upon such person's situation, as well as the uncertain application of Code Section 409A, each participant in the 2005 Stock Incentive Plan should consult his or her tax advisor as to the federal, state and local and other tax consequences with respect to the grant or exercise of an option or any other award granted under the 2005 Stock Incentive Plan.

	WITHHOLDING OF TAX; COMPANY DEDUCTION. Generally, whenever a participant realizes ordinary income under the 2005 Stock Incentive Plan, a corresponding deduction is available to General Cable provided General Cable complies with certain reporting requirements. Under Section 162(m), however,

General Cable will be denied a deduction for certain compensation exceeding $1,000,000 paid to its Chief Executive Officer and the two other highest paid executive officers, excluding (among other things) certain performance-based compensation.

	General Cable is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by General Cable with respect to any amount payable or shares issuable under a participant's award.

	CONCLUSION. The foregoing summarizes the federal income tax consequences, and does not include a discussion of state and local income tax consequences of participation in the 2005 Stock Incentive Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

	The Board of Directors recommends a vote FOR the proposal to approve the General Cable Corporation 2005 Stock Incentive Plan.

                           OTHER INFORMATION

SOLICITATION OF PROXIES

         Solicitation of proxies is being made by management at the direction of General Cable's Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost will be borne by General Cable. In addition, General Cable will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record and General Cable will reimburse them for their expenses in so doing. General Cable has retained Mellon
Investor Services LLC to aid in the solicitation of proxies for a fee of $9,000 plus out-of-pocket expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires General Cable's directors and executive officers, and persons who own more than ten percent of a registered class of equity securities, to file initial reports of ownership and reports of changes in ownership of General Cable common stock with the SEC. These persons are required by SEC regulations to furnish General Cable with copies of all Section 16(a) forms which they file. Based solely on review of the copies of forms furnished to General Cable, or written representations that SEC Forms 5 were not required, General Cable believes that all such SEC filings during 2004 complied with the reporting requirements.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

         Shareholder proposals under Rule 14a-8 of the Securities Exchange Act of 1934 for the 2006 Annual Meeting of Shareholders must be received by General Cable no later than November 15, 2005, in order to be considered for inclusion in General Cable's proxy statement for that meeting. Shareholder proposals not made under Rule 14a-8 must be made in accordance with the 60 (sixty) day advance notice procedure described on pages 8-9. All proposals must be communicated in writing to the Secretary of General Cable at its headquarters address.

                               By Order of the Board of Directors,


                               ROBERT J. SIVERD
                               Secretary

Highland Heights, Kentucky
March 28, 2005

                               APPENDIX A

                  GENERAL CABLE AUDIT COMMITTEE CHARTER

PURPOSE
-------

	The Audit Committee's purpose is (A) to assist in Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditor; and (B) to prepare an audit committee report as required by the SEC's rules for inclusion in the Company's annual proxy statements. If the Company does not file a proxy statement, the report will be included in the Company's annual report on SEC Form 10-K.

	The Audit Committee is responsible for the duties and responsibilities set forth in this charter, but its role is one of oversight, and therefore, it is not responsible either for the preparation of the Company's financial statements or the auditing of the Company's financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the audit committee described in this charter.

COMPOSITION
-----------
	There will be a committee of the board of directors (the "Board") to be known as the Audit Committee which will be composed of at least three (3) directors, each of whom will satisfy the independence and financial literacy requirements of the New York Stock Exchange and all other applicable regulatory requirements, subject to the effective dates and relevant transition periods. In addition, at least one member of the Audit Committee will have the required accounting or related financial management expertise as the Board interprets such qualification in its business judgment. No member of the Audit Committee will simultaneously serve on the audit committee of more than three public companies unless the Board determines that the simultaneous service would not impair the ability of the Audit Committee member to effectively serve on this Audit Committee and discloses the determination in the Company's annual proxy statement or, if the Company does not file an annual proxy statement, in the Company's annual report on Form 10-K filed with the SEC.

	The Non-Executive Chairman upon consultation with other members of the Board will elect or appoint a chairperson of the Audit Committee (or, if he does not do so, the Audit Committee members will elect a chairperson by vote of a majority of the full committee). The Audit Committee chairperson will have authority to act on behalf of the Audit Committee between meetings.

DUTIES AND RESPONSIBILITIES
---------------------------
The duties and responsibilities of the Audit Committee are set forth below. The Audit Committee will:

	(A)	be directly responsible for the appointment, compensation,
            retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; each such registered public accounting firm must report directly to the Audit Committee.

	(B)	establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

	(C)	have the authority to engage independent counsel and other
            advisers as it determines necessary to carry out its duties;

	(D)	receive appropriate funding from the Company, as determined by the
            Audit Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties;

	(E)	at least annually, obtain and review a report by the independent auditor describing (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor's independence) all relationships between the independent auditor and the Company;

	(F)	review and discuss the Company's annual audited financial
            statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

	(G)	discuss the Company's earnings press releases, as well as
            financial information and earnings guidance provided to analysts and rating agencies;

	(H)	discuss policies with respect to risk assessment and risk
            management;

	(I)	meet separately, from time to time, with management, internal auditors (or other personnel or independent contractors responsible for the internal audit function) and the independent auditors;

	(J)	review with the independent auditor any audit problems or
            difficulties and management's response, including discussion of the responsibilities, budget and staffing of the Company's internal control function;

	(K)	set clear hiring policies for employees or former employees of the independent auditors;

	(L)	report regularly to the Board;

	(M)	make an annual performance evaluation of the Audit Committee;

	(N)	review and assess the adequacy of the Audit Committee's charter annually;

	(O)	comply with the preapproval requirements of Section 10A(i) of the
            Securities Exchange Act of 1934; and

	(P)	make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.


MEETINGS
--------

	The Audit Committee will meet on a quarterly basis each year and more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Audit Committee member. The Company will make available to the Audit Committee, at its meetings and otherwise, individuals and firms as may be designated from time to time by the Audit Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or firms (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

DELEGATION
----------

	Any duties and responsibilities of the Audit Committee, including but not limited to the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Audit Committee or a subcommittee of the Audit Committee.

                                 APPENDIX B

                         GENERAL CABLE CORPORATION

                         2005 STOCK INCENTIVE PLAN

1.	Purpose

	The General Cable Corporation 2005 Stock Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain, motivate and reward highly competent persons as non-employee directors, executive officers and other key employees of General Cable Corporation (the "Company") or any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired ("Subsidiaries"), by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to Awards (as defined in Section 4 below) described herein. Furthermore, the Plan is intended to assist in further aligning the interests of the Company's non-employee directors, executive officers and other key employees with those of its stockholders.

2. 	Administration

	a. The Plan generally shall be administered by a committee (the "Committee") which shall be the Compensation Committee of the Board of Directors of the Company (the "Board") or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. However, the Board shall have the authority to establish stock grant levels and stock ownership guidelines for the non-employee directors which shall be reviewed annually in relation to director compensation practices of comparable companies.

	b. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

	c. The Committee shall have the authority to grant Awards to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Subsidiaries whose employees have benefited from the Plan, as determined by the Committee.

3. 	Participants

	Participants shall consist of such non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of Awards.

4.  	Types of Awards and Vesting Restrictions

	Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Appreciation Rights, (3) Stock Awards, (4)
Performance Awards and (5) Stock Units (each as described above an "Award," and collectively, "Awards"). Stock Awards, Performance Awards and Stock Units may, as determined by the Committee, in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Any Award to a participant in the Plan shall be subject to graded vesting with a minimum vesting period of three years, unless otherwise determined by the Committee. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.	Common Stock Available Under the Plan

	a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, granted under this Plan shall be 1,800,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 below.

	b. Maximum Limits. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the Term of the Plan during the Company's fiscal year shall not exceed 750,000 shares, subject to adjustments made in accordance with
Section 12 below. In addition, the maximum number of shares of common stock which may be granted to non-employee directors during each five-year period under the Term of the Plan shall not exceed 400,000 shares, subject to adjustment.

	c. Shares Underlying Awards That Again Become Available. Any shares of Common Stock subject to a Stock Option, Stock Appreciation Right, Stock Award, Performance Award, or Stock Unit which for any reason are cancelled, forfeited, delivered to the Company as part or full payment for the exercise of a Stock Option or surrendered to the Company for tax withholding purposes shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of

Common Stock subject to Awards pursuant to Section 5.a above but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards that any individual participant may receive pursuant to
Section 5.b above.

6.	Stock Options

	a. In General. The Committee is authorized to grant Stock Options to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). The Committee may grant to any participant one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

	b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 17 below) of Common Stock on the date the Stock Option is granted.

	c. Payment of Exercise Price. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant for at least six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant for at least six months, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made at the time of grant and specified in the Award agreement.

	d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.

	e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are executive officers or other key employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock
Options granted before 1995 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Non-Qualified Stock Option.

7.	Stock Appreciation Rights

	The Committee is authorized to grant Stock Appreciation Rights to executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such executive officers and other key employees who will receive Stock Appreciation Rights and the number of shares of Common Stock with respect to each Stock Appreciation Right. A "Stock Appreciation Right" shall mean a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the Stock Appreciation Right is granted, all as determined by the Committee, provided, however, that if a Stock Appreciation Right is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the Award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.

8.	Stock Awards

	The Committee is authorized to grant Stock Awards to non-employee directors, executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such participants in the Plan who will receive Stock Awards and the number of shares of Common Stock underlying each Stock Award. Each Stock Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

9.	Performance Awards

	a. In General. The Committee is authorized to grant Performance Awards to executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such executive officers and other key employees who will receive Performance Awards and the number of shares of Common Stock or Stock Units (as described in Section 10 below) that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

	b. Adjustment of Performance Targets. With respect to those Performance Awards that are not intended to qualify as Performance-Based Awards (as described in Section 11 below), the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

	c. Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10. 	Stock Units

	a. In General. The Committee is authorized to grant Stock Units to executive officers and other key employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such executive officers and other key employees who will receive Stock Units and the number of shares of Common Stock with respect to each Stock Unit. The Committee shall determine the criteria for the vesting of Stock Units. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below). Each Stock Unit shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement.

	b. Payout. Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under Section 10(c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

	c. Deferral. Prior to the year with respect to which a Stock Unit may vest, the participant may elect, upon such terms as the Committee deems appropriate, not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

	d. Definitions. A "Stock Unit" shall mean a notional account representing one share of Common Stock. A "Dividend Equivalent Right" shall mean the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11.	Performance-Based Awards

	a. In General. All Stock Options and Stock Appreciation Rights granted under the Plan, and certain Stock Awards, Performance Awards, and Stock Units granted under the Plan, and the compensation attributable to such Awards, are intended to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by
Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as "performance-based compensation" (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"). Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Section 162(m) of the Code and the regulations thereunder).

	b. Stock Options and Stock Appreciation Rights. Stock Options and Stock Appreciation Rights granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant should qualify as Performance-Based Awards.

	c. Other Awards. Stock Awards, Performance Awards, and Stock Units granted under the Plan should qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 11(d) below. With respect to such Awards intended to qualify as Performance-Based
Awards:

	(1) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

	(2) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

	(3) after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

	d. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

12.	Adjustment Provisions

	If there shall be any change in Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other Awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or any of its Subsidiaries or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

13.	Change In Control

	a. Accelerated Vesting. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company (as defined in Section 13(b) below), all unvested Awards granted under the Plan shall become fully vested immediately upon the occurrence of the Change of Control and such vested Awards shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change of Control, subject to requirements of applicable laws and regulations.

	b. Definition. For purposes of this Section 13, (i) if there is an employment agreement or a change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, "Change in Control" shall have the same definition as the definition of "change in control" contained in such employment agreement or change-in-control agreement, or (ii) if "Change in Control" is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

	(1) any person or other entity (other than any of the Company's Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 35 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the "Voting Stock");

	(2) the stockholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs;

	(3)  the Company's Common Stock shall cease to be publicly traded;

	(4) the stockholders of the Company approve a consolidation or merger of the Company with another corporation (other than with any of the Company's Subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51 percent of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or

	(5) a change in the Company's Board occurs with the result that the members of the Board on the Effective Date (as defined in Section 25(a) below) of the Plan (the "Incumbent Directors") no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by two-thirds (2/3) of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

	c. Cashout. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change of Control, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market
Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

14.	Termination of Employment

	a. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant's employment is terminated due to death or disability:

	(1) all unvested Stock Awards and all unvested Stock Units held by the participant on the date of the participant's death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date;

	(2) all unexercisable Stock Options and all unexercisable Stock Appreciation Rights held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire;

	(3) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant's death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire; and

	(4) all unearned and/or unvested Performance Awards held by the participant on the date of the participant's death or the date of the termination of his or her employment, as the case may be, shall immediately become earned or vested as of such date and shall be paid out and/or settled based on the participant's performance immediately prior to the date of the participant's death or the date of the termination of his or her employment on a pro-rated basis with a minimum of at least one year into a performance period.

	b. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant's employment is terminated by the Company for Cause (as defined in Section 14(f) below), all Awards, whether or not vested, earned or exercisable, held by the participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such participant as of such date.

	c. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant's employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or disability:

	(1) all unvested, unearned or unexercisable Awards held by the participant on the date of the termination of his or her employment shall immediately be forfeited by such participant as of such date; and

	(2) all exercisable Stock Options and all exercisable Stock Appreciation Rights held by the participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant's employment, or (ii) the date the Stock Option or Stock Appreciation Right would otherwise expire.

	d. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:

	(1) any or all unvested Stock Awards and/or any or all unvested Stock Units held by the participant on the date of the participant's death and/or the date of the termination of the participant's employment shall immediately become vested as of such date;

	(2) any or all unexercisable Stock Options and/or any or all unexercisable Stock Appreciation Rights held by the participant on the date of the participant's death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant's employment;

	(3) any or all exercisable Stock Options and/or any or all exercisable Stock Appreciation Rights held by the participant on the date of the participant's death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or Stock Appreciation Right is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant's employment; and/or

	(4) a participant shall immediately become vested in all or a portion of any earned Performance Awards held by such participant on the date of the termination of the participant's employment, and such vested Performance Awards (or portion thereof) and/or any unearned Performance Awards (or portion thereof) held by such participant on the date of the termination of his or her employment shall immediately become payable to such participant as if all performance goals had been met as of the date of the termination of his or her employment.

	e. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to disability provided in Section 14(a)(3) above shall only apply if the participant's disability satisfies the requirement of "permanent and total disability" as defined in Section 22(e)(3) of the Code.

	f. For purposes of this Section 14, (i) if there is an employment agreement between the participant and the Company or any of its Subsidiaries in effect, "Cause" shall have the same definition as the definition of "cause" contained in such employment agreement; or (ii) if "Cause" is not defined in such employment agreement or if there is no employment agreement between the participant and the Company or any of its Subsidiaries in effect, "Cause" shall include, but is not limited to:

	(1) any willful and continuous neglect of or refusal to perform the employee's duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant's ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

	(2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

	(3) intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or

	(4) any similar conduct, including, without limitation, disparagement of the Company or any of its Subsidiaries, by the participant with respect to which the Company determines in its discretion that the participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.

	For purposes of this Section 14, the Committee shall have the authority to determine whether the "Cause" exists and whether subsequent actions on the part of the participant have cured the "Cause."

15.	Transferability

	Each Award granted under the Plan to a participant which is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable in accordance with Section 14 above and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.

16. 	Other Provisions

	Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant, excluding an executive officer or a non-employee director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment, in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein, a participant may defer receipt or payment of any Award granted under this Plan, in accord with the terms of any deferred compensation plan or arrangement of the Company. The Committee shall have the authority to retract any Award granted under the Plan in case of a material restatement of the financial statements of the Company or if it is otherwise determined by the Committee that the previously granted Award was not earned by the participant.

17.	Fair Market Value

	For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of Common Stock.

18.	Withholding

	All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the participant receiving such Common Stock to remit to it or to the Subsidiary that employs such participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Subsidiary employing the participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Subsidiary, as the case may be, to the participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

19.	Tenure

	A participant's right, if any, to continue to serve the Company as a non-employee director, executive officer, other key employee, or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20.	Unfunded Plan

	Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21.	No Fractional Shares

	No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.	Duration, Amendment and Termination

	No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such participant under this Plan, or any other present or future plan of the Company. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 22 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options, Stock Appreciation Rights and other Awards that may be granted to any individual under the Plan;
(ii) modify the requirements as to eligibility for Awards under the Plan; or
(iii) effect the repricing of Stock Options, as defined in Section 303A.08 or other applicable section of the New York Stock Exchange Listed Company Manual; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

23.	Governing Law

	This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky (regardless of the law that might otherwise govern under applicable Kentucky principles of conflict of laws).

24. 	Severability

	In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

25.	Effective Date

	a. The Plan shall be effective as of the date on which the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company (the "Effective Date") and such approval of stockholders shall be a condition to the right of each participant to receive Awards hereunder.

	b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

                           NOTICE OF
                           2005
                           ANNUAL MEETING
                           OF SHAREHOLDERS
                           AND
                           PROXY STATEMENT




                           GENERAL CABLE

                           GENERAL CABLE

                     HIGHLAND HEIGHTS, KENTUCKY

      PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 2005

             SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gregory B. Kenny, Christopher F. Virgulak and Robert J. Siverd, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of General Cable to be held at 10:00 a.m. on May 10, 2005, at 4 Tesseneer Drive, Highland Heights, Kentucky, and at any postponement or adjournment thereof, and to vote all of the shares of General Cable which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs that this proxy be voted as marked on the reverse side.

      This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named above intend to vote FOR each proposal listed on the reverse side. A majority of the attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers granted. Discretionary authority is conferred as to certain matters which may properly come before the meeting. As of the date of the Proxy Statement, management is not aware of any other matter to be presented at the meeting that is not described in the Proxy Statement. Please refer to the Proxy Statement for more information on discretionary voting authority.

	       THIS PROXY IS CONTINUED ON THE REVERSE SIDE

	                 YOUR VOTE IS IMPORTANT

	           YOU CAN VOTE IN ONE OF THREE WAYS:

1.	Vote by Internet at http://www.eproxy.com/bgc

      or

2.	Call toll free 1-800-435-6710 on a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call

	or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

	                       PLEASE VOTE
	             TO VIEW OUR ANNUAL REPORT ONLINE
                   GO TO: http//www.generalcable.com

1.   Election of Directors: Gregory B. Kenny and Robert L. Smialek

     FOR all nominees listed above (except as marked to the contrary)    [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed above            [ ]

     To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

2. Ratify the appointment of Deloitte & Touche LLP to audit the 2005 consolidated financial statements of General Cable.

	      FOR             AGAINST           ABSTAIN
	      [ ]               [ ]               [ ]

3.	Approval of General Cable Corporation 2005 Stock Incentive Plan.

	      FOR             AGAINST           ABSTAIN
	      [ ]               [ ]               [ ]

Check box if you plan to attend the Annual Meeting                       [ ]



Signature________________________________________



Signature________________________________________		Date_________

Please sign exactly as your name or names appear here. When shares are held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign name by authorized person.

 ----------------------------------------------------------------------------
|  CONSENTING TO RECEIVE ALL FUTURE ANNUAL MEETING MATERIALS AND SHAREHOLDER |
|  COMMUNICATIONS ELECTRONICALLY IS SIMPLE AND FAST! Enroll today at         |
|  www.melloninvestor.com/ISD for secure online access to your proxy         |
|  materials, statements, tax documents and other important shareholder      |
|  correspondence.                                                           |
 ----------------------------------------------------------------------------

                  VOTE BY INTERNET OR TELEPHONE OR MAIL
                      24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY
                                  CARD.

                                INTERNET
                       http://www.eproxy.com/bgc
                       -------------------------

                 Use the Internet to vote your proxy.
        Have your proxy card in hand when you access the web site.

                                  OR

                              TELEPHONE
                           1-800-435-6710

           Use any touch-tone telephone to vote your proxy.
             Have your proxy card in hand when you call.

                                  OR

                                 MAIL

               Mail, sign and date your proxy card and
            return it in the enclosed postage-paid envelope.


          IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
             YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.